Exhibit 10.15

MFA FINANCIAL, INC.

AMENDED AND RESTATED 2010 EQUITY COMPENSATION PLAN

FORM OF PHANTOM SHARE AWARD AGREEMENT

(PERFORMANCE-BASED VESTING)

AGREEMENT by and between MFA Financial, Inc., a Maryland corporation (the “Company”), and                  (the “Grantee”), dated as of the             day of            ,         (the “Effective Date”).

WHEREAS, the Company maintains the MFA Financial, Inc. Amended and Restated 2010 Equity Compensation Plan, as it may be amended from time to time (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee, as an employee of the Company, is an Eligible Person; and

[WHEREAS, the Company and the Grantee entered into that certain Employment Agreement, dated                (the “Employment Agreement”); and]

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant Phantom Shares (also generally known as “restricted stock units” or “RSUs”) to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.             Grant of Phantom Shares.

The Company hereby grants the Grantee             Phantom Shares.  The Phantom Shares are subject to the terms and conditions of this Agreement and are also subject to the provisions of the Plan.  The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

2.             Vesting.

The Phantom Shares shall be subject to the terms and conditions set forth in this paragraph 2.

(a)                                  The Phantom Shares shall vest, except as otherwise provided herein, on                 (the “Vesting Date”), subject to the achievement of the performance goals/measures set forth on Exhibit A; provided, that, the Grantee remains employed by the Company through such date.  The period from the Effective Date until the Vesting Date shall be referred to herein as the “Performance Period.”

(b)                                 In the event that, prior to                      , the Grantee has a Termination of Service (i) by the Company for Cause [(as defined in the Employment Agreement)] or (ii) by the Grantee for any reason other than as set forth in paragraph 2(c) below, then all Phantom Shares granted to the Grantee hereunder shall thereupon, and with no further action, be forfeited by the Grantee.

(c)                                  In the event that, prior to                      , the Grantee has a Termination of Service (i) due to his or her death or Disability [(as defined in the Employment Agreement)], (ii) by the Company for any reason other than Cause [(including to the extent provided in the Employment Agreement, a non-renewal of such Employment Agreement by the Company), (iii) to the extent provided in the Employment Agreement, by the Grantee for “Good Reason” or in connection with a “Change in Control” (each as defined in the Employment Agreement), then notwithstanding anything to the contrary in the Employment Agreement], a prorated portion (based on the number of full months of the Performance Period that has elapsed as of such date) of the Phantom Shares shall vest, provided that the performance goals, prorated for the portion of the Performance Period that has then elapsed (based on the number of full months of the Performance Period that has elapsed as of such date), have been achieved as of the date of termination and any such vested Phantom Shares shall be settled as provided in paragraph 4 hereunder.

(d)                                 Except as contemplated above, in the event that the Grantee has a Termination of Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding.

3.                                       Dividend Equivalent Rights.

A Dividend Equivalent Right is hereby granted to the Grantee, consisting of the right to receive, with respect to each outstanding Phantom Share that has not been forfeited in accordance with paragraph 2, cash in an amount equal to the cash dividend distributions paid in the ordinary course on a share of Common Stock to the Company’s common stockholders (each, a “Dividend Payment”), as set forth below.  For each Phantom Share then outstanding, whether or not then vested, if a cash dividend is payable in the ordinary course on a share of Common Stock, the Company shall make a payment to the Grantee in an amount equal to the applicable Dividend Payment, on or about the date of the Dividend Payment, but in no event later than March 15th of the year following the date of the Dividend Payment.

4.                                       Settlement.

Each vested and outstanding Phantom Share shall be settled in one share of Common Stock of the Company (a “Share”) on the earlier of (i) the first business day of the calendar year following a Termination of Service prior to                 (to the extent provided under paragraph 2(c)) or (ii)              (the “Settlement Date”).  For the avoidance of doubt, to the extent the terms of this paragraph 4 conflict with any terms of the Plan relating to the settlement of Phantom Shares, the terms of this paragraph 4 shall govern.  To the extent any payment pursuant to this paragraph 4 is required to be delayed six months pursuant to the special rules of Section 409A related to “specified employees,” each affected payment shall be delayed until six months after the Grantee’s Termination of Service (other than on account of the death of the Grantee).

5.             Miscellaneous.

(a)                                  The value of a Phantom Share may decrease depending upon the Fair Market Value of a Share from time to time.  Neither the Company nor the Committee, nor any other party associated with the Plan, shall be held liable for any decrease in the value of the Phantom Shares.  If the value of such Phantom Shares decrease, there will be a decrease in the underlying value of what is distributed to the Grantee under the Plan and this Agreement.

(b)                                 With respect to this Agreement, (i) the Phantom Shares are bookkeeping entries, (ii) the obligations of the Company under the Plan are unsecured and constitute a commitment by the Company to make benefit payments in the future, (iii) to the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company, (iv) all payments under the Plan (including distributions of Shares) shall be paid from the general funds of the Company and (v) no special or separate fund shall be established or other segregation of assets made to assure such payments (except that the Company may in its discretion establish a bookkeeping reserve to meet its obligations under the Plan).  The award of Phantom Shares is intended to be an arrangement that is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(c)                                  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d)                                 The Committee may construe and interpret this Agreement and establish, amend and revoke such rules, regulations and procedures for the administration of this Agreement as it deems appropriate.  In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in this Agreement or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.  All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and the Grantees.

(e)                                  All notices hereunder shall be in writing and, if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Committee and, if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 5(e).

(f)                                    The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(g)                                 Nothing in this Agreement shall (i) confer on the Grantee any right to continue in the service of the Company or its Subsidiaries or otherwise confer any additional rights or benefits upon the Grantee with respect to the Grantee’s employment with the Company or (ii) interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Grantee’s service at any time.

(h)                                 This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

MFA FINANCIAL, INC.

By:

Name:
Title:

[EMPLOYEE]

Exhibit A

The vesting of Phantom Shares is subject to the achievement of at least a 40% cumulative Return to Stockholders of the Company over the Performance Period, determined as of the Vesting Date, where:

Return to Stockholders =	(Average Final Price — Average Initial Price) + Dividends Paid
Average Initial Price

Average Initial Price*:                                 is the average of the daily closing price of a Share on the New York Stock Exchange for the 20 trading days preceding              .

Average Final Price*:                                     is the average of the daily closing price of a Share on the New York Stock Exchange or other public exchange that Shares may hereinafter be listed on for the 20 trading days preceding                    or, if the Grantee has a Termination of Service in accordance with paragraph 2(c) of this Agreement, for the 20 trading days preceding the date of termination (or the period of service, if less).

Dividends Paid:                                                                   is equal to the cumulative dividends (including any stock dividends) paid on a Share and special distributions paid on a Share over the Performance Period beginning on the Effective Date and continuing through the Vesting Date or, if the Grantee has a Termination of Service in accordance with paragraph 2(c) of this Agreement, through the date of such termination.  For these purposes, dividends declared, but not yet paid, on a Share within the 45-day period preceding the Vesting Date or a Termination of Service, as applicable, will be counted as Dividends Paid.

To the extent that such performance goals/measures are not satisfied by the Vesting Date, then, except as set forth in paragraph 2(c) of this Agreement, as of such date, the Phantom Shares granted hereunder shall be automatically and without notice or payment of any consideration by the Company terminate and be forfeited by the Grantee.

* Calculation of the Average Initial Price and Average Final Price will be adjusted for any stock splits, reverse stock splits, stock combinations or other similar changes in the capital structure of the Company.